E.ON’s offer for Endesa
Background Information on the CNE-Filing
April 19, 2006

Following on from its initial filing on March 23, E.ON in Madrid today submitted the full documentation requested by the Comisión Nacional de Energía (CNE) regarding its bid for Endesa.
This presentation provides background information to the press announcement published today on April 19, 2006 and the CNE Filing.
E.ON´s offer for Endesa

Seite 1

1.   E.ON is an experienced European utility
2.   E.ON complies with energy policy objectives
3.   E.ON is experienced in regulated businesses
4.   Security and quality of supply will increase
5.   The UK case: Improvement of a Market Unit after a takeover by
E.ON
E.ON´s offer for Endesa

Seite 2

1
6
18
32
43
3
12
16
18
51
15
12
21
22
30
Revenues
Adj. EBITDA
Capital employed

100% =    56 bn
10 bn
60 bn
Other markets1
Nordic2
UK3
Pan-European
Gas4
Central
Europe4
1  Includes Corporate Center and US
2  Sweden accounts for approx. 92% of the revenues of the Nordic Market Unit
3  E.ON does not have activities in Northern Ireland
  Source: E.ON
4  Germany accounts for approx 85% of the Revenues of Central Europe and Pan-European Gas Market Units; Pan-European Gas Market
   Unit also includes participation in UK and Nordic infrastructures
Activities split by market unit
2005, EUR billion, percent
•
E.ON is a truly international player
•
Main markets contributing to E.ON Group portfolio:
•

Germany
•
UK
•
Sweden
Other Countries
Central Europe
E.ON is an international player

Seite 3

62.7
28.2
81.9
39.1
43.0
41.8
14.9
29.5
10.8
24.2

15.1
2.7
11.8
12.8
0.9
10.3
1.8
2.1
0.2
0.2

2005, EUR billions
1 As of 29 March 2006
  Source: Annual report, analyst presentation, Bloomberg
S&P rating
AA-
E.ON
A
Endesa
AA-
EDF
A+
RWE
A+
Enel
A-
Suez
A
Centrica
AA-
GDF
A+
A+
Market cap1
Net financial position (cash + cash equivalents - debt)
Cash and cash equivalents
E.ON
Endesa
EDF
RWE
Enel
Suez
Centrica
GDF
E.ON
Endesa
EDF
RWE
Enel
Suez
Centrica
GDF
E.ON
Endesa
EDF
RWE
Enel
Suez
Centrica
GDF
3,9
-18,3
-18,6
-11,4
-12,3
-13,8
-6,3
-3,0
-3,6
-12,2
Gas
Natural
Iber-
drola
Iber-
drola
Iber-
drola
Iber-
drola
Gas
Natural
Gas
Natural
Gas
Natural
E.ON´s offer is backed by a strong financial position

Seite 4

E.ON
Endesa
Shareholder structure (percent)
15% *
54%
Spain
11 % UK
19 % Continental
Europe
1 % Others
0,7%
Others
11,4%
Continental
Europe*
10,3 % UK
& Ireland*
58,9%
Germany
18,7%
Northamerica
Year of
the  IPO
•
1965
•
1997
•
1988
•
1988
Stock exchanges
•
Frankfurt stock
exchange
•
New York Stock
exchange
•
Madrid stock
exchange
•
New York stock
exchange
International
shareholders
Source: Annual Report, Endesa Web Site
For both Endesa and E.ON approximately half of the shares are owned by international investors
Source: Thomson Financial (as of December 2005)
*Incl. ADRs
E.ON and Endesa are not state controlled but owned by a broad shareholder base

Seite 5

1.
E.ON is an experienced European utility
2.   E.ON complies with energy policy objectives
3.   E.ON is experienced in regulated businesses
4.   Security and quality of supply will increase
5.   The UK case: Improvement of a Market Unit after a takeover by E.ON
E.ON´s offer for Endesa

Seite 6

•
The countries where E.ON is present have policy objectives consistent with those of Spain
•
E.ON has demonstrated full compliance with all these energy policy objectives
Source: Law 44/1997 Spanish Electric Power Act, Planificación de los sectores de electricidad y gas, desarrollo délos E.ONes de transporte 2002 – 10, Sweden Resources Regulator New Energy Polices approved by the Parliament in 1997, Energy White Paper, German Energy Act “Energy Industry Law” 2005
Main energy policy objectives stated in the laws
A
✓
✓
✓
Guarantee security
of supply
B
✓
✓
✓
Quality of supply
C
✓
✓
✓
Lowest possible
cost
D
✓
✓
✓
Protection of the
environment
Main countries where E.ON is present
Spain
Germany
Sweden
UK
✓
✓
✓
✓
Energy policy objectives in countries where E.ON is present are consistent with those of Spain

Seite 7

1.
E.ON is an experienced European utility
2.
E.ON complies with energy policy objectives
3.   E.ON is experienced in regulated businesses
4.   Security and quality of supply will increase
5.   The UK case: Improvement of a Market Unit after a takeover by E.ON
E.ON´s offer for Endesa

Seite 8

Size of the market
Regulatory environment
Status of liberalization
UK
•
409 TWh
•
Most advanced European country in terms of regulation
•
100%1
•
Liberalization process started in 1989
•
Switching rate2
Large: > 50%
Households: 48%
Germany
•
577 TWh
•
Very developed whole-sale market and recently introduced new regulation for networks  (framework)
•
100%1
•
Liberalization process started in 1999
•
Switching rate2
Large: 41%
Households: 5%
Sweden
•
152 TWh
•
100%1
•
Liberalization process started in 1995
•
Switching rate2
Large >50%
Households: 32%
•
Very developed wholesale market and regulation for networks

1 Percentage of final customers eligible
2 Total switching rate since start of liberalization
   Source:  UCTE,  DTI,  Kraftaffärer, Eurostat
2005
E.ON is experienced in regulated & deregulated businesses: Power

Seite 9

Size of the market
Regulatory environment
Status of liberalization
UK
•
98 bcm
•
Most advanced European country in terms of regulation
•
100%1
•
Liberalization process started in 1990
•
Switching rate2
Large: > 85%
Households: 47%
Germany
•
95 bcm
•
Entry exit TPA model
•
Recently introduced
new regulation for
networks  framework
•
100%1
•
Liberalization process started in 1998
•
Switching rate2
Large: na³
Households: na³
Sweden
•
1 bcm
•
51%1
•
Liberalization process started in 2000
•
Switching rate2
Large: na³
Households: na³
•
New regulation recently introduced, monitoring of tariffs ex post

1 Percentage of final customers eligible

2 Total switching rate since start of liberalization
Source: BP Statistical Review 2005, BMWI, Swedish Energy Market Inspectorate,  DTI, EU Commission Progress on the creation of the internal gas and electricity market Nov 2005
3 na: not available
2005
E.ON is experienced in regulated & deregulated businesses: Gas

Seite 10

E.ON is an experienced manager of assets deemed to be strategic under RD 4/2006 (including nuclear generation assets)
Source: Endesa Annual Report, E.ON fact and figures 2005
X
✓
No Presence
Activity	Endesa in Spain	Central Europe	UK	Nordic	US
Power generation	✓	✓	✓	✓	✓
Nuclear generation	✓	✓	X	✓	X
Coal generation	✓	✓	✓	✓	✓
Other	✓	✓	✓	✓	✓
Electricity transmission	✓	✓	X	X	✓
Electricity distribution	✓	✓	✓	✓	✓
Gas & Electricity supply	✓	✓	✓	✓	✓
Gas transmission	✓	✓	X	X	✓
Gas storage	✓	✓	X	X	✓
Gas distribution	✓	✓	✓	✓	✓
Gas supply	✓	✓	✓	✓	✓

E.ON in main countries / regions
Activities deemed to be strategic under RD 4/2006
Presence
E.ON is experienced with managing utility assets
Seite 11

1.
E.ON is an experienced European utility
2.
E.ON complies with energy policy objectives
3.
E.ON is experienced in regulated businesses
4.   Security and quality of supply will increase
5.   The UK case: Improvement of a Market Unit after a takeover by E.ON
E.ON´s offer for Endesa

Seite 12

1 For Endesa ImportedCoal, for E.ON arithmetic mean of the E.ON EKW Coal plants

2 For Endesa Brown Lignite, for E.ON arithmetic mean of the E.ON Lignite plants included in MPG benchmarking
  Source: Endesa presentation to analysts in Las Pontes, July 2005, E.ON, MPG
Endesa
E.ON
Availability percent
Nuclear
90
92
Coal1
89
89
Lignite2
96
95
E.ON as Endesa has an excellent track record in operating generation assets

Seite 13

1.0
1.2

1 Data may not be fully comparable due the different way of recording and calculating the interruption time
  Source: VDN, Unesa, Spanish Ministry of Industry, E.ON,
x 6
0.4
1.0
2.5
2.0
Average length of interruptions1
German quality of
supply has a leading
position in Europe
Hours of interruptions per year
Germany
France
UK
Sweden
Spain
Endesa will be able to access E.ON´s best practice knowledge in network operation

Seite 14

1 Includes for E.ON: Norway, Netherlands, Germany, UK and Denmark

2 Includes for Endesa: Quatar

3 Includes for E.ON: Russia and for Endesa: Nigeria and Algeria
  Source: E.ON, Endesa, Economist Intelligence Unit
Country risk A1(low risk)
Percent
Country risk B2 (medium risk)
Country risk C3 (high risk)
100% =
3 bcm
72 bcm
75 bcm
Endesa
Gas supply portfolio
E.ON
Endesa + E.ON
E.ON gas supply portfolio will help Endesa to limit its exposure to country risk

Seite 15

1.
E.ON is an experienced European utility
2.
E.ON complies with energy policy objectives
3.
E.ON is experienced in regulated businesses
4.
Security and quality of supply will increase
5.   The UK case: Improvement of a Market Unit after a takeover by E.ON
E.ON´s offer for Endesa

Seite 16

1.0
1.6
+60%
2003
2005

6,540
12,891
+97%
2003
2005

0.4
0.9
+125%
2003
2005

•

Powergen was completely acquired by E.ON on July 2002 and renamed E.ON UK in 2004
•

Powergen is one of the leading electricity and gas companies in the UK
•

It is active in electricity generation, distribution, gas and power retail and trading
EBITDA1
Employees1
Investments1
•
Support Powergen to turn around the business to achieve operational excellence
•
Restore pension fund levels covering accrued deficit injecting EUR 630 millions
•
Investment relevant amount to secure UK business:
TXU acquisition EUR 2.5 billion
Midlands acquisition EUR 1.6 billion
•
Maintain UK activities operational independence (no executive director of the Parent company in the UK executive board)
Main E.ON management decisions
Background
*

1 All figures refer to the UK market unit
  Source: E.ON
EUR billions
E.ON developed the Powergen businesses after the acquisition

Seite 17

1 Excluding exceptional events

2 Weighted average on number of customers of Central East Grid
  Source: E.ON
Customer Minutes Lost1 of distribution networks
E.ON has been able to substantially
increase the quality of supply of the
acquired distribution grids in UK
E.ON UK Average2
Powergen/E.ON UK achieved operational improvement after the takeover by E.ON

Seite 18

This presentation do not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval.  Endesa investors and security holders are urged to read the tender offer prospectus from E.ON regarding the proposed tender offer for Endesa when it becomes available, because it will contain important information. The tender offer prospectus and certain complementary documentation will be filed in Spain with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”). Likewise, a tender offer statement, which will incorporate the prospectus by reference, will be filed in the United States with the U.S. Securities and Exchange Commission (the “SEC”). Investors and security holders may obtain a free copy of the tender offer prospectus (when it is available) and its complementary documentation in the central offices of E.ON, Endesa, the four Spanish Stock Exchanges, and Santander Investment Bolsa SV SA. The prospectus will also be available on the websites of the CNMV (www.cnmv.es) and E.ON (www.eon.com). Likewise, investors and security holders may obtain a free copy of the U.S. tender offer statement (when it is available) and other documents filed by E.ON with the SEC on the SEC’s web site at www.sec.gov. The tender offer statement and these other documents may also be obtained for free from E.ON, when they become available, by directing a request to E.ON AG, External Communications, phone +49-211-4579-453.
This presentation may contain forward-looking statements. Various known and unknown risks, uncertainties andother factors could lead to material differences between the actual future results, financial situation, development or performance of E.ON and Endesa and the estimates given here. These factors include the inability to obtain necessary regulatory approvals or to obtain them on acceptable terms;  the inability to integrate successfully Endesa within the E.ON Group or to realize synergies from such integration; costs related to the acquisition of Endesa; the economic environment of the industries in which E.ON and Endesa operate; and other risk factors discussed in E.ON’s public reports filed with the Frankfurt Stock Exchange and with the SEC (including E.ON’s Annual Report on Form 20-F) and in Endesa’s public reports filed with the CNMV and with the SEC (including Endesa’s Annual Report on Form 20-F). E.ON assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.
E.ON prepares its consolidated financial statements in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). This presentation may contain references to certain financial measures (including forward looking measures) that are not calculated in accordance with U.S. GAAP and are therefore considered "non-GAAP financial measures" within the meaning of the U.S. federal securities laws. E.ON presents a reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP measure or target, either in this presentation, in its Annual Report, or on its website at www.eon.com. Management believes that the non-GAAP financial measures used by E.ON, when considered in conjunction with (but not in lieu of) other measures that are computed in U.S. GAAP, enhance an understanding of E.ON's results of operations. A number of these non-GAAP financial measures are also commonly used by securities analysts, credit rating agencies, and investors to evaluate and compare the periodic and future operating performance and value of E.ON and other companies with which E.ON competes. These non-GAAP financial measures should not be considered in isolation as a measure of E.ON's profitability or liquidity, and should be considered in addition to, rather than as a substitute for, net income, cash flow provided by operating activities, and the other income or cash flow data prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by E.ON may differ from, and not be comparable to, similarly titled measures used by other companies.

Seite 19

1.0